Exhibit 99.1

QuasarEdge Acquisition Corp Prices $100 Million Initial Public Offering

NEW YORK, April 14, 2026 (GLOBE NEWSWIRE) — QuasarEdge Acquisition Corp, a blank check company incorporated in the Cayman Islands as an exempted company (the “Company”), today announced the pricing of its initial public offering (the “IPO”) of 10,000,000 units at an offering price of $10.00 per unit. The units are expected to commence trading on April 15, 2026 on the New York Stock Exchange (“NYSE”) under the ticker symbol “QREDU.” Each unit sold in the offering consists of one ordinary share and one right to receive one-fourth (1/4) of one ordinary share upon the consummation of an initial business combination. Only whole rights will be exchangeable for ordinary shares. Once the securities comprising the units begin separate trading, the ordinary shares and rights are expected to be listed on NYSE under the symbols “QRED” and “QREDR,” respectively.

Polaris Advisory Partners, a division of Kingswood Capital Partners LLC, is acting as the sole book-running manager for the offering.

The Company has granted the underwriter a 45-day option to purchase up to 1,500,000 additional units at the initial public offering price less the underwriting discount to cover over-allotments, if any. The offering is expected to close on April 16, 2026, subject to customary closing conditions.

Celine and Partners, P.L.L.C. is serving as US legal counsel to the Company and O’Melveny & Myers LLP is serving as legal counsel to Polaris, a division of Kingswood Capital Partners LLC, in the offering.

A registration statement on Form S-1 (File No. 333-294027) relating to these securities was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 5, 2026, as amended by Amendment No. 1 thereto filed on April 1, 2026, and declared effective by the SEC on April 7, 2026. Post-Effective Amendment No. 1 thereto was filed with the SEC on April 10, 2026 and declared effective on April 13, 2026. This offering is being made only by means of a prospectus. Copies of the final prospectus, when available, may be obtained from the SEC’s website or from Polaris Advisory Partners, a division of Kingswood Capital Partners LLC, by contacting Polaris at 650-690-1751, or as otherwise indicated in the prospectus.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About QuasarEdge Acquisition Corp

The Company is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. While the Company intends to conduct a global search for target businesses without being limited by a particular industry, the Company intends to focus on identifying a prospective target business in North America, South America, Europe, or Asia. The Company is led by Ms. Qi Gong, the Company’s Chairwoman, Chief Executive Officer, and Chief Financial Officer, and its board of directors, which includes seasoned executives Ping Zhang, Wei (Victor) Zhang, and Daniel M. McCabe.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

QuasarEdge Acquisition Corp

1185 Avenue of the Americas, 3rd Fl.

New York, NY 10036

Telephone: (212) 612-1400

Website: quasaredge.co